Exhibit 99.1

Stock Yards Bancorp Posts Record Results for 2015

Fourth Quarter Net Income Increases 11%; Full Year 2015 up 7%

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 27, 2016--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the fourth quarter ended December 31, 2015, with net income totaling $9.6 million or $0.64 per diluted share, up 11% from $8.7 million or $0.59 per diluted share for the fourth quarter of 2014. Net income for the year increased to a record $37.2 million or $2.48 per diluted share, up 7% compared with net income of $34.8 million or $2.36 per diluted share for 2014.

The Company's performance for the fourth quarter of 2015 reflected several positive factors, including:

  Strong net loan growth, accelerating further from a brisk third quarter pace;
  Continued strength in credit quality;
  An ongoing benefit from diverse fee income, led by higher mortgage banking revenue; and
  Solid returns on average assets and equity of 1.41% and 13.44%, respectively

"We are pleased to report a very sound performance by the Company during the fourth quarter of 2015, highlighted by remarkable loan growth, continued strong credit quality trends and the added lift of higher fee-based income," said David P. Heintzman, Chairman and Chief Executive Officer. "Importantly, these factors combined to push full-year earnings to another record, building on the momentum we have established over the past several years. With these record results, meaningful and growing dividends, and strong returns for stockholders, Stock Yards Bancorp continues to extend its long record of consistent growth and remains at the forefront of the nation's top-performing community banks."

Heintzman noted that the Company posted net loan growth of $164 million for 2015 – all organic, which increased its portfolio almost 9% for the year. This followed similar increases in the Company's loan portfolio for 2014 and 2013. "I am very pleased with the effort and dedication our bankers have put forward in growing the Bank this past year," Heintzman added. "This portfolio growth is significant not merely in amount, but also from the perspective of time: consider that it took the Bank about 100 years to reach $1 billion in loans and then just 10 more years to double to $2 billion. None of this would have been possible if not for all of our employees' hard work, determination and delivery of superior customer service."

Heintzman noted that growth in the Company's portfolio for 2015 underscored the Bank's success in achieving rapid expansion in loan production, which reached a record level for the second consecutive year. The acceleration witnessed in 2015 was spread across each of the Company's three markets and was led by commercial and industrial as well as owner-occupied real estate lending. Further expansion of the Bank's presence into the northern Kentucky area of the Cincinnati MSA during 2015 also contributed to the faster pace of loan production during the last six months of the year, and that expansion remains ahead of expectations. According to Heintzman, management is confident with the Bank's lending pipeline heading into 2016.

Heintzman noted that the Company's platforms for generating substantial fee-based income accounted for more than 31% of total revenue for 2015, a level well ahead of peers. Mortgage banking ended 2015 31% above its 2014 performance with revenue of $3.5 million. Demand for purchase mortgages and mortgage refinancings remained generally solid throughout the year. The Company's most significant source of fee income, its investment management and trust department, with total assets under management of $2.2 billion, provided $18.0 million of revenue in 2015, which was down slightly for the year. However, because it has generated net new business well ahead of levels for 2014, revenue resumed growth in the fourth quarter of the year. Management is optimistic that the investment management and trust department will deliver stronger growth in 2016, but notes that increased market volatility could affect near-term results.

Concluding, Heintzman said, "We are excited to begin 2016 in a strong position, ready to capitalize further on our momentum from last year and leverage the opportunities that continue to arise in our business and across our markets. The growth we accomplished in 2015 validates the strategies we have put in place to expand our business, diversify our revenue streams, generate attractive returns over the long term through higher earnings and dividend increases, and remain consistent in our performance. Considering this outlook, along with our strong presence in three economically attractive markets, we believe Stock Yards Bancorp remains poised for further growth. Moreover, our strong capital base provides us with the financial flexibility to take advantage of market disruptions as industry consolidation continues and strengthens our ability to increase future dividends as we work to enhance stockholder value."

Total assets increased $253 million or 10% at December 31, 2015, to $2.82 billion from $2.56 billion at December 31, 2014. The Company's loan portfolio increased $164 million or 9% to $2.03 billion at December 31, 2015, from $1.87 billion at December 31, 2014. Total deposits increased $248 million or 12% to $2.37 billion at December 31, 2015, from $2.12 billion at December 31, 2014. Core deposits, as defined by the Company's primary regulator, held steady at 98% of total deposits as of December 31, 2015, notwithstanding significant loan growth.

Sustaining strong capital levels in the fourth quarter of 2015, the Company again exceeded required thresholds necessary to be considered a "well-capitalized" institution, the highest capital rating for financial institutions. Because of its consistently solid capital position, Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value by increasing cash dividends. In November 2015, Stock Yards Bancorp's Board of Directors raised the quarterly cash dividend rate 4% to $0.25 per common share, representing the second increase in 2015 and the eighth such increase since December 2010, for a cumulative increase of more than 47% over the past five years. This dividend was distributed on December 31, 2015, to stockholders of record as of December 14, 2015. While the Company has maintained its financial flexibility to pursue expansion and acquisition opportunities that may arise from industry consolidation, management and the Company's Board of Directors acknowledge the Company's growing capital base and are considering additional alternatives to deploy it in ways that will drive higher stockholder value over the long-term.

Net interest income – the Company's largest source of revenue – increased $1.3 million or 6% to $22.8 million in the fourth quarter of 2015 from $21.5 million in the prior-year quarter. For 2015, net interest income increased $4.6 million or 5% to $88.3 million from $83.8 million in the prior-year period.

As anticipated, net interest margin (on a fully tax-equivalent basis) remained under pressure throughout 2015, reflecting the prevailing low interest rate environment as well as the impact of heightened competition on lending rates. In the fourth quarter of 2015, net interest margin was 3.57% versus 3.66% in the third quarter of 2015 and 3.67% in the fourth quarter of 2014. Approximately six basis points of the decline in net interest margin in the fourth quarter of 2015 versus the linked third quarter was due to excess liquidity caused by the temporary inflow of short-term public funds at the end of the year. While this excess liquidity is maintained in low-yielding short-term investments and consequently results in lower net interest margin, it does add to earnings. The Company expects liquidity to return to normal levels during the first and second quarters of 2016.

Management anticipates continued margin pressure due to competition and the low interest rate environment. Since approximately 65% of the Company's loan portfolio is set at fixed rates and 15% is priced at variable rates with floors of 4%, rate increases will not fully benefit the Company until fixed rate loans reprice and the prime rate, currently at 3.5%, rises to exceed the 4% floors on variable rate loans. However, higher interest rates do immediately increase earnings on the Bank's liquidity.

Non-performing loans (NPLs) totaled $8.9 million or 0.44% of total loans outstanding at December 31, 2015, down from $11.2 million or 0.57% of total loans outstanding at September 30, 2015, and $11.9 million or 0.64% of total loans at December 31, 2014. Similarly, non-performing assets, which include NPLs along with other real estate owned (OREO) and repossessed assets, were $13.5 million or 0.48% of total assets at December 31, 2015, down from $15.8 million or 0.60% of total assets at September 30, 2015, and $17.9 million or 0.70% of total assets at December 31, 2014. These positive trends, which now extend over the past two years, have enabled the Company to reach asset quality levels not experienced on a regular basis since 2008.

Allowance activity for the fourth quarter of 2015 included net recoveries of $77 thousand compared with net charge-offs of $1.7 million or 0.09% of average loans for the third quarter of 2015 and $2.2 million or 0.12% of average loans for the prior-year quarter. Net charge-offs for 2015 declined to 0.17% of average loans – the lowest point since 2008 – from 0.18% for 2014.

During the fourth quarter of 2015, the Company recorded a loan loss provision of $750 thousand. The provision reflected an increase in classified loans along with portfolio growth. This is the first time the Company has recorded a loan loss provision since the second quarter of 2014; in the third quarter of 2014, $2.1 million of reserves were released, resulting in a credit to the provision for loan losses of $400 thousand for 2014. The Company's allowance for loan losses was 1.10% of total loans as of December 31, 2015, versus 1.11% at September 30, 2015, and 1.33% at December 31, 2014.

Total non-interest income in the fourth quarter of 2015 increased $300 thousand or 3% to $10.1 million from $9.8 million in the prior-year quarter, primarily reflecting increases in mortgage banking revenue and revenue from investment management and trust services, which together were partially offset by a decline in revenue from brokerage fees and commissions. Total non-interest income in 2015 increased $795 thousand or 2% to $40.0 million from $39.2 million in the prior-year period, with essentially all of the increase reflecting higher mortgage banking revenue.

Total non-interest expense for the fourth quarter of 2015 decreased $933 thousand or 5% to $18.3 million from $19.3 million in the prior-year quarter. The decrease was due primarily to a reduction in the category of other non-interest expense, which includes various items of an individually insignificant nature. Total non-interest expense for 2015 increased $189 thousand or 0.3% to $73.4 million from $73.2 million in the prior-year quarter due primarily to a swing to losses on OREO for 2015 from gains for 2014.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.8 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
Total stockholders' equity (a)	$286,378	$280,948	$259,895
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,601)	(1,654)	(1,820)
Tangible common equity (c)	$284,095	$278,612	$257,393

Total assets (b)	$2,817,038	$2,624,607	$2,563,868
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,601)	(1,654)	(1,820)
Tangible assets (d)	$2,814,755	$2,622,271	$2,561,366

Total stockholders' equity to total assets (a/b)	10.17%	10.70%	10.14%
Tangible common equity ratio (c/d)	10.09%	10.62%	10.05%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2014.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2015 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Income Statement Data
Net interest income, fully tax equivalent (1)	$23,050	$21,749	$89,246	$84,730
Interest income:
Loans	$21,420	$20,309	$83,371	$79,884
Federal funds sold	79	77	263	292
Mortgage loans held for sale	69	46	249	174
Securities	2,471	2,346	9,287	8,737
Total interest income	24,039	22,778	93,170	89,087
Interest expense:
Deposits	928	1,002	3,739	4,321
Federal funds purchased	6	6	25	29
Securities sold under agreements to repurchase	38	40	149	140
Federal Home Loan Bank (FHLB) advances	245	219	939	840
Total interest expense	1,217	1,267	4,852	5,330
Net interest income	22,822	21,511	88,318	83,757
Provision (credit) for loan losses	750	-	750	(400)
Net interest income after provision for loan losses	22,072	21,511	87,568	84,157
Non-interest income:
Investment management and trust income	4,450	4,387	18,026	18,212
Service charges on deposit accounts	2,285	2,263	8,906	8,883
Bankcard transaction revenue	1,285	1,207	4,876	4,673
Mortgage banking revenue	975	702	3,488	2,653
Loss on the sale of securities	-	-	-	(9)
Brokerage commissions and fees	449	554	1,994	2,060
Bank owned life insurance	219	228	889	927
Other non-interest income	410	432	1,771	1,756
Total non-interest income	10,073	9,773	39,950	39,155
Non-interest expense:
Salaries and employee benefits expense	10,893	10,990	44,709	44,687
Net occupancy expense	1,475	1,532	5,912	5,963
Data processing expense	1,566	1,524	6,348	6,393
Furniture and equipment expense	285	220	1,074	1,016
FDIC insurance expense	326	282	1,258	1,314
Loss (gain) on other real estate owned	(6)	71	147	(271)
Other non-interest expenses	3,783	4,636	13,950	14,107
Total non-interest expense	18,322	19,255	73,398	73,209
Net income before income tax expense	13,823	12,029	54,120	50,103
Income tax expense	4,177	3,307	16,933	15,281
Net income	$9,646	$8,722	$37,187	$34,822

Weighted average shares - basic	14,789	14,610	14,725	14,559
Weighted average shares - diluted	15,044	14,823	14,973	14,762

Net income per share, basic	$0.65	$0.60	$2.53	$2.39
Net income per share, diluted	0.64	0.59	2.48	2.36
Cash dividend declared per share	0.25	0.23	0.96	0.88

Balance Sheet Data (at period end)
Total loans			$2,033,007	$1,868,550
Allowance for loan losses			22,441	24,920
Total assets			2,817,038	2,563,868
Non-interest bearing deposits			583,768	523,947
Interest bearing deposits			1,787,934	1,599,680
Federal Home Loan Bank advances			43,468	36,832
Stockholders' equity			286,378	259,895
Total shares outstanding			14,919	14,745
Book value per share			19.20	17.63
Market value per share			37.79	33.34

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2015 Earnings Release

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Average Balance Sheet Data
Average federal funds sold	$99,903	$107,419	$82,405	$91,970
Average mortgage loans held for sale	4,991	4,301	5,345	4,120
Average securities available for sale	471,349	425,749	424,723	392,898
Average FHLB stock and other securities	6,347	6,347	6,347	6,755
Average loans	1,986,289	1,815,798	1,919,201	1,773,011
Average earning assets	2,561,650	2,351,442	2,430,400	2,259,843
Average assets	2,708,630	2,492,859	2,573,901	2,398,430
Average interest bearing deposits	1,664,979	1,566,411	1,594,256	1,548,738
Average total deposits	2,271,431	2,085,692	2,152,441	2,010,823
Average securities sold under agreement to repurchase	66,918	68,597	65,140	61,748
Average federal funds purchased and other short term borrowings	14,147	16,299	15,147	18,211
Average Federal Home Loan Bank advances	43,546	36,862	41,041	35,709
Average interest bearing liabilities	1,789,590	1,688,169	1,715,584	1,664,406
Average stockholders' equity	284,824	257,047	274,451	245,425

Performance Ratios
Annualized return on average assets	1.41%	1.39%	1.44%	1.45%
Annualized return on average equity	13.44%	13.46%	13.55%	14.19%
Net interest margin, fully tax equivalent	3.57%	3.67%	3.67%	3.75%
Non-interest income to total revenue, fully tax equivalent	30.41%	31.00%	30.92%	31.61%
Efficiency ratio	55.32%	61.08%	56.81%	59.09%

Capital Ratios
Average stockholders' equity to average assets	10.52%	10.31%	10.66%	10.23%
Common equity tier 1 capital (2)			12.31%	-
Tier 1 risk-based capital			12.31%	12.63%
Total risk-based capital			13.30%	13.86%
Leverage			10.52%	10.26%

Loans by Type
Commercial and industrial			$644,398	$571,754
Construction and development			155,667	117,001
Real estate mortgage - commercial investment			482,639	487,822
Real estate mortgage - owner occupied commercial			375,016	340,982
Real estate mortgage - 1-4 family residential			226,575	211,548
Home equity - first lien			50,115	43,779
Home equity - junior lien			63,066	66,268
Consumer			35,531	29,396

Asset Quality Data
Allowance for loan losses to total loans			1.10%	1.33%
Allowance for loan losses to average loans	1.13%	1.37%	1.17%	1.41%
Allowance for loan losses to non-performing loans			251.33%	209.76%
Nonaccrual loans			$7,693	$5,199
Troubled debt restructuring			1,060	6,352
Loans - 90 days past due & still accruing			176	329
Total non-performing loans			8,929	11,880
OREO and repossessed assets			4,541	5,977
Total non-performing assets			13,470	17,857
Non-performing loans to total loans			0.44%	0.64%
Non-performing assets to total assets			0.48%	0.70%
Net charge-offs to average loans (3)	0.00%	0.12%	0.17%	0.18%
Net (recoveries) charge-offs	$(77)	$2,204	$3,229	$3,202

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2015 Earnings Release

	Five Quarter Comparison
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Income Statement Data
Net interest income, fully tax equivalent (1)	$23,050	$22,312	$22,035	$21,849	$21,749
Net interest income	$22,822	$22,081	$21,801	$21,614	$21,511
Provision for loan losses	750	-	-	-	-
Net interest income after provision for loan losses	22,072	22,081	21,801	21,614	21,511
Investment management and trust income	4,450	4,373	4,651	4,552	4,387
Service charges on deposit accounts	2,285	2,342	2,199	2,080	2,263
Bankcard transaction revenue	1,285	1,223	1,246	1,122	1,207
Mortgage banking revenue	975	772	913	828	702
Brokerage commissions and fees	449	585	499	461	554
Bank owned life insurance	219	222	226	222	228
Other non-interest income	410	468	485	408	432
Total non-interest income	10,073	9,985	10,219	9,673	9,773
Salaries and employee benefits expense	10,893	11,333	11,383	11,100	10,990
Net occupancy expense	1,475	1,518	1,450	1,469	1,532
Data processing expense	1,566	1,572	1,756	1,454	1,524
Furniture and equipment expense	285	282	260	247	220
FDIC Insurance expense	326	318	317	297	282
Loss (gain) on other real estate owned	(6)	(12)	145	20	71
Other non-interest expenses	3,783	3,419	3,556	3,192	4,636
Total non-interest expense	18,322	18,430	18,867	17,779	19,255
Net income before income tax expense	13,823	13,636	13,153	13,508	12,029
Income tax expense	4,177	4,352	4,151	4,253	3,307
Net income	$9,646	$9,284	$9,002	$9,255	$8,722

Weighted average shares - basic	14,789	14,754	14,710	14,647	14,610
Weighted average shares - diluted	15,044	14,986	14,936	14,852	14,823

Net income per share, basic	$0.65	$0.63	$0.61	$0.63	$0.60
Net income per share, diluted	0.64	0.62	0.60	0.62	0.59
Cash dividend declared per share	0.25	0.24	0.24	0.23	0.23

Balance Sheet Data (at period end)
Cash and due from banks	$35,895	$37,335	$37,775	$33,889	$42,216
Federal funds sold	67,938	17,859	20,901	23,630	32,025
Mortgage loans held for sale	6,800	5,539	8,237	6,481	3,747
Securities available for sale	565,876	504,366	412,866	471,702	513,056
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	2,033,007	1,954,425	1,899,302	1,874,010	1,868,550
Allowance for loan losses	22,441	21,614	23,308	24,882	24,920
Total assets	2,817,038	2,624,607	2,482,687	2,512,263	2,563,868
Non-interest bearing deposits	583,768	595,039	551,723	531,190	523,947
Interest bearing deposits	1,787,934	1,546,539	1,520,042	1,579,039	1,599,680
Securities sold under agreements to repurchase	64,526	67,557	64,418	59,877	69,559
Federal funds purchased	22,477	62,101	13,290	14,437	47,390
Federal Home Loan Bank advances	43,468	43,699	38,855	36,744	36,832
Stockholders' equity	286,378	280,948	272,382	267,601	259,895
Total shares outstanding	14,919	14,869	14,852	14,795	14,745
Book value per share	19.20	18.89	18.34	18.09	17.63
Market value per share	37.79	36.35	37.79	34.43	33.34

Capital Ratios
Average stockholders' equity to average assets	10.52%	10.80%	10.86%	10.48%	10.31%
Common equity tier 1 capital (2)	12.31%	12.68%	12.72%	12.63%	-
Tier 1 risk-based capital	12.31%	12.68%	12.72%	12.63%	12.63%
Total risk-based capital	13.30%	13.68%	13.82%	13.82%	13.86%
Leverage	10.52%	10.82%	10.83%	10.41%	10.26%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Fourth Quarter 2015 Earnings Release

	Five Quarter Comparison
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Average Balance Sheet Data
Average federal funds sold	$99,903	$86,008	$56,671	$86,855	$107,419
Average mortgage loans held for sale	4,991	5,045	7,701	3,631	4,301
Average investment securities	471,349	402,487	406,854	417,858	425,749
Average loans	1,986,289	1,923,762	1,887,913	1,877,594	1,815,798
Average earning assets	2,561,650	2,416,364	2,357,555	2,384,233	2,351,442
Average assets	2,708,630	2,560,680	2,498,677	2,525,753	2,492,859
Average interest bearing deposits	1,664,979	1,557,177	1,557,922	1,596,602	1,566,411
Average total deposits	2,271,431	2,129,583	2,090,448	2,116,855	2,085,692
Average securities sold under agreement to repurchase	66,918	71,144	58,060	64,344	68,597
Average federal funds purchased and other short term borrowings	14,147	16,156	14,420	15,874	16,299
Average Federal Home Loan Bank advances	43,546	42,732	41,017	36,774	36,862
Average interest bearing liabilities	1,789,590	1,687,209	1,671,419	1,713,594	1,688,169
Average stockholders' equity	284,824	276,563	271,477	264,694	257,047

Performance Ratios
Annualized return on average assets	1.41%	1.44%	1.45%	1.49%	1.39%
Annualized return on average equity	13.44%	13.32%	13.30%	14.18%	13.46%
Net interest margin, fully tax equivalent	3.57%	3.66%	3.75%	3.72%	3.67%
Non-interest income to total revenue, fully tax equivalent	30.41%	30.92%	31.68%	30.69%	31.00%
Efficiency ratio	55.32%	57.06%	58.50%	56.40%	61.08%

Loans by Type
Commercial and industrial	$644,398	$610,877	$595,584	$579,350	$571,754
Construction and development	155,667	128,820	122,239	119,841	117,001
Real estate mortgage - commercial investment	482,639	491,171	484,130	486,371	487,822
Real estate mortgage - owner occupied commercial	375,016	357,628	342,908	341,454	340,982
Real estate mortgage - 1-4 family residential	226,575	222,643	216,864	206,634	211,548
Home equity - 1st lien	50,115	49,937	42,612	45,288	43,779
Home equity - junior lien	63,066	62,223	65,354	65,824	66,268
Consumer	35,531	31,126	29,611	29,248	29,396

Asset Quality Data
Allowance for loan losses to total loans	1.10%	1.11%	1.23%	1.33%	1.33%
Allowance for loan losses to average loans	1.13%	1.12%	1.23%	1.33%	1.37%
Allowance for loan losses to non-performing loans	251.33%	193.03%	236.08%	215.67%	209.76%
Nonaccrual loans	$7,693	$9,574	$8,781	$5,279	$5,199
Troubled debt restructuring	1,060	1,079	1,092	6,257	6,352
Loans - 90 days past due & still accruing	176	544	-	1	329
Total non-performing loans	8,929	11,197	9,873	11,537	11,880
OREO and repossessed assets	4,541	4,607	4,296	5,891	5,977
Total non-performing assets	13,470	15,804	14,169	17,428	17,857
Non-performing loans to total loans	0.44%	0.57%	0.52%	0.62%	0.64%
Non-performing assets to total assets	0.48%	0.60%	0.57%	0.69%	0.70%
Net charge-offs to average loans (3)	0.00%	0.09%	0.08%	0.00%	0.12%
Net (recoveries) charge-offs	$(77)	$1,694	$1,574	$38	$2,204

Other Information
Total assets under management (in millions)	$2,238	$2,189	$2,289	$2,288	$2,271
Full-time equivalent employees	555	546	538	533	524

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Regulatory agencies updated capital rules and calculations effective January 1, 2015. The new rules established a new "Common equity tier 1 capital" ratio which was not previously defined.

(3) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and
Chief Financial Officer